Exhibit 99.2

News Release

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

CNL LIFESTYLE PROPERTIES TO HOLD QUARTERLY EARNINGS CALL

MARCH 23, 2012

(ORLANDO, Fla.) Feb. 29, 2012 — CNL Lifestyle Properties, Inc., a real estate investment trust (REIT) focused on lifestyle properties, will hold an earnings call for the fourth quarter ended December 31, 2011, on Friday, March 23, 2012 at 1 p.m. Eastern time. To listen to the earnings call, dial (800) 441-0022.

About CNL Lifestyle Properties

CNL Lifestyle Properties, Inc. is a real estate investment trust that owns a portfolio of 170 properties in the United States and Canada in the lifestyle sectors. Headquartered in Orlando, Fla., CNL Lifestyle Properties specializes in the acquisition of ski and mountain lifestyle, attractions, golf, marinas, senior living and additional lifestyle properties. For more information, visit www.CNLLifestyleREIT.com.

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